Exhibit 10.19

PIERRE FOODS HOLDING CORPORATION

2009 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made and entered into by and between Pierre Foods Holding Corporation, a Delaware corporation (the “Company”), and         (the “Holder”).  Where the context permits, references to the Company or any of its Subsidiaries or Affiliates shall include the successors to the foregoing.

W I T N E S S E T H

WHEREAS, pursuant to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, as attached hereto as Exhibit A (the “Plan”), the Company hereby grants to the Holder, effective as of the date hereof, a restricted stock award (the “Award”), subject to the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Holder, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant.  Subject to the terms of this Award Agreement, the Company hereby grants to the Holder an Award with respect to an aggregate of         Restricted Shares of Common Stock of the Company (the “Restricted Stock”), subject to adjustment under Section 5 of the Plan.

3.     Vesting.          of the Restricted Shares shall become vested on each of the first         anniversaries of the Grant Date.

4.     Continuance of Employment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Employment or service for only a portion of the Restricted Period (as defined in Section 9(c)(1) of the Plan), even if a substantial portion, will not entitle the Holder to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Paragraph 8 below and under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Holder’s status as an employee at will who is subject to termination without Cause (as defined in Section 2(f) of the Plan), confers upon the Holder any right to remain employed by or in service to the Company or any of its Subsidiaries, interferes in any way with the right of the Company or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries to increase or decrease the Holder’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the

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Holder without his or her consent thereto.

5.     Dividend Rights.  The Holder shall be entitled to cash dividends subject to the Award only if and to the extent that such Shares became vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Paragraph 8 below.

6.     Stockholders’ Agreement Restrictions on Transfer.  The Holder, by acceptance of the Award, shall be deemed to have agreed to become a party to the Second Amended and Restated Stockholders’ Agreement, dated as of September 30. 2010 (as may be amended from time to time, the “Stockholders’ Agreement”).  Subject to the terms of the Stockholders’ Agreement, prior to the time that they have become vested pursuant to Paragraph 3 hereof, neither the Restricted Stock, nor any interest therein or amount payable in respect thereof, may be sold, assigned, transferred, hypothecated, pledged, exchanged, charged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The Stockholders’ Agreement also contains other transfer restrictions.  Subject to the terms of the Stockholders’ Agreement, the transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.     Stock Certificates.

(a)           Certificates.  The Holder shall not have any rights with respect to any Award, unless and until the Holder has executed this Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded (or such other appropriate evidence of ownership as determined by the Administrator).  During the Restricted Period, certificates representing the Restricted Stock, if appropriate, shall bear a legend to the effect that ownership of the Restricted Stock and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Award Agreement.  The Company may require that the share certificates evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed.

(b)           Delivery of Certificates Upon Vesting.  Promptly after the vesting of any shares of Restricted Stock pursuant to Paragraph 3 hereof and the satisfaction of any and all related tax withholding obligations pursuant to Paragraph 10, the Company shall deliver to the Holder a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or such lesser number of shares as may result after giving effect to Paragraph 10).  The Holder (or the beneficiary or personal representative of the Holder in the event of the Holder’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof.  The Shares so delivered shall no longer be Restricted Shares hereunder.

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(c)           Stock Power; Power of Attorney. Concurrently with the delivery of the stock certificates, the Holder shall deliver to the Company an executed stock power in the form attached hereto as Exhibit B, in blank, with respect to such shares, which will permit transfer to the Company of all or any portion of the Restricted Stock that shall be forfeited or that shall not become vested in accordance with the Plan and the Award Agreement.  The Company shall not deliver any share certificates in accordance with this Award Agreement unless and until the Company shall have received such stock power executed by the Holder.  The Holder, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Holder’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

8.     Effect of Termination of Employment or Services.

(a)   If the Holder ceases to be employed by or ceases to provide services to the Company or a Subsidiary (the date of such termination of employment or service is referred to as the Holder’s “Severance Date”), the Holder’s shares of Restricted Stock shall be forfeited to the Company to the extent such shares have not become vested pursuant to Paragraph 3 hereof upon the Severance Date (regardless of the reason for such termination of employment or service, whether with or without Cause, voluntarily or involuntarily, or due to death or Disability).  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares shall be automatically transferred to the Company as of the Severance Date, without any other action by the Holder (or the Holder’s beneficiary or personal representative in the event of the Holder’s death or Disability, as applicable).  No consideration shall be paid by the Company with respect to such transfer.  The Company may exercise its powers under Paragraph 7(c) hereof and take any other action necessary or advisable to evidence such transfer.  The Holder (or the Holder’s beneficiary or personal representative in the event of the Holder’s death or Disability, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares to the Company.

(b)   Following the termination of the Holder’s employment with or service to the Company or any of its Affiliates for any reason, the Company shall have the rights set forth in Exhibit D attached hereto with respect to any Shares obtained by Holder pursuant to the Award Agreement, including any such Shares held by the Holder’s estate, successors, beneficiaries or transferees, as applicable.  However, the purchase price for such Shares as set forth in Exhibit D shall be reduced by the amount of the balance of any outstanding loan to the Holder from the Company.

9.     Adjustments.  Upon the occurrence of a Change in Capitalization as contemplated by Section 5 of the Plan, the Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award or in the terms of any Award.  Any such adjustments will be made by the Administrator, whose determination will be final, binding and conclusive.

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10.  Tax Withholding.  Subject to Section 13 of the Plan, upon any vesting of the Restricted Stock or, if the Holder makes an election under Section 83(b) of the Code in connection with such grant, the Holder shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Holder for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award.  The Holder shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.  (A form of such election is attached hereto as Exhibit C.)  With the approval of the Administrator, a Holder may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld.  Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award.  The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

11.  Notice.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Holder at the Holder’s last address reflected on the Company’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing in accordance with the foregoing provisions of this Paragraph 11.

12.  Incorporation of the Plan.  The Plan, as it exists on the date of this Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Restricted Stock and this Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The Holder acknowledges having read and understood the Plan and this Award Agreement.  Unless otherwise expressly provided in other paragraphs of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Holder unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Award Agreement.

13.  Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan may be amended pursuant to Section 11 of the Plan.  This Award Agreement may be amended by the Board from time to time.  Any such amendment must be in writing and signed by the Company.  Any such amendment that

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materially and adversely affects the Holder’s rights under this Award Agreement requires the consent of the Holder in order to be effective with respect to the Award.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Holder hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.  Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.  Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17.  Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.  Authority of the Administrator.  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Award Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

19.  Binding Effect.  The Award Agreement shall apply to and bind the Holder and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

20.  Tax Representation.  The Holder is advised to review with his or her own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement.  The Holder is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents.  The Holder understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

21.  Acceptance.  The Holder hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  Holder has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all the terms and conditions of the Plan and the Award Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first written below.

PIERRE FOODS HOLDING CORPORATION

By:
Print Name:
Title:

HOLDER

Signature:
Print Name:
Address:

Telephone No.:
Social Security No.:
Date:

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CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by Pierre Foods Holding Corporation, I,                              , the spouse of the Holder therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:

Signature of Spouse

Print Name

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EXHIBIT A

2009 Omnibus Equity Incentive Plan

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PIERRE FOODS HOLDING CORPORATION

2009 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan. The Plan was adopted by the Board (as hereinafter defined) on January 15, 2009 and approved by the stockholders of the Company (as hereinafter defined) on January 15, 2009. The purpose of the Plan is to provide additional incentive to selected employees, directors and Consultants (as hereinafter defined) of the Company, its Subsidiaries or Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant (a) Options, (b) Share Appreciation Rights, (c) awards of Restricted Shares, Deferred Shares, Performance Shares, unrestricted Shares or Other Share-Based Awards, or (d) any combination of the foregoing. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, it is our intent that each such Award comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                 “Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)                                 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(c)                                  “Award” means individually or collectively, any Option, Share Appreciation Right, Restricted Share, Deferred Share, Performance Share, unrestricted Share or Other Share-Based Award granted under the Plan.

(d)                                 “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   Except as otherwise defined in the Participant’s employment agreement, if any, “Cause” means (i) the commission of an act of fraud or dishonesty by the

Participant in the course of the Participant’s employment; (ii) the indictment or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in the course of the Participant’s employment by the Company (including any Subsidiary or Affiliate for whom the Participant may be employed on a full-time basis at the time) or the Participant’s failure to comply with any of the restrictive covenants set forth herein; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; and (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies such failure no later than 10 days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

(g)                                  “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, Shares, or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure or (v) declaration of a distribution, which the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(i)                                     “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the sole discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.

(j)                                    “Company” means Pierre Foods Holding Corporation, incorporated under the laws of Delaware, and any successors thereto.

(k)                                 “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary or Affiliate.

(l)                                     “Deferred Shares” means the right to receive Shares at the end of a specified deferral period granted pursuant to Section 9 below.

(m)                             Except as otherwise defined in the Participant’s employment agreement, if any, “Disability” means that a Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or an Affiliate of the Company.

(n)                                 “Eligible Recipient” means an employee, director or Consultant of the Company, any Subsidiary or Affiliate who has been selected as an eligible Participant by the Administrator.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(p)                                 “Exercise Price” means the per share price at which a holder of an award granted hereunder may purchase the Shares issuable upon exercise of such award.

(q)                                 “Fair Market Value” as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or (ii) if the Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(r)                                    “Non-Employee Director” means a director of the Company who is (i) not an officer or employee of the Company or of any Subsidiary and (ii) otherwise meets the definition of a Non-Employee Director for purposes of Rule 16b-3 of the Exchange Act.

(s)                                   “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an incentive stock option and therefore is not intended to meet the requirements of Section 422 of the Code.

(t)                                    “Option” means an option to purchase Shares granted pursuant to Section 7 hereof.

(u)                                 “Other Share-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including but not limited to restricted share units, distribution equivalent rights, LTIP Units or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(v)                                 “Participant” means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive grants of Options, Share Appreciation Rights, awards of Restricted Shares, awards of unrestricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or any combination of the foregoing, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be and (ii) any Non-Employee Director who is eligible to receive Shares or Options.

(w)                               “Participating Subsidiary or Affiliate” means any Subsidiary or Affiliate that has adopted the Plan.

(x)                                 “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) distributable earnings; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (ix) operating expenses; (x) share price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) share price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall not be required to be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Administrator; provided that the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(y)                                 “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

(z)                                  “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(aa)                          “Plan” means this Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan.

(bb)                          “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9 below.

(cc)                            “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after attainment of age 65.

(dd)                          “Shares” means the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ee)                            “Share Appreciation Right” means the right pursuant to an award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(ff)                              “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

Section 3. Administration.

(a)                                 The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)                                 Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)                                 to select those Eligible Recipients who shall be Participants;

(2)                                 to determine whether and to what extent Options, Share Appreciation Rights, awards of Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing are to be granted hereunder to Participants;

(3)                                 to determine the number of Shares to be covered by each Award granted hereunder;

(4)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, awards of Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or any combination of the foregoing granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Goals and periods applicable to awards of Performance Shares, (iii) the Exercise Price, if any, of Awards, (iv) the vesting schedule applicable to Awards, (v) the number of Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including, but not limited to reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5)                                 to determine the Fair Market Value with respect to any Award;

(6)                                 to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of the Participant’s employment for purposes Nonqualified Share Options granted under the Plan;

(7)                                 to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(8)                                 to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan;

(9)                                 to delegate its authority, in whole or in part, under this Section 3 to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are traded; and

(10)                          to determine at any time whether, to what extent and under what circumstances and method or methods Awards may be settled by the Company, or any Participating Subsidiary or Affiliate. In the event of such determination, references to the Company shall be deemed to be references to the applicable Participating Subsidiary or Affiliate for purposes of the Plan as appropriate.

(c)                                  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a)                                 Subject to Section 5 hereof, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan (the “Share Limit”) shall be 175,000 subject to adjustment as provided herein. During such time as the Plan is subject to Code Section 162(m), the aggregate Awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed the 50% of the Share Limit. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(b)                                 Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company or an Affiliate or Subsidiary in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner to be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Shares, Deferred Shares, Performance Shares, unrestricted Shares or Other Share-Based Awards granted under the Plan, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments shall also be made if the Administrator determines in its sole discretion that such adjustment is necessary in order to avoid an adverse impact on the value of any outstanding Award granted hereunder. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including, but not limited to, the cancellation of any outstanding Award granted hereunder in exchange for no consideration or payment in cash or other property of the aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding the foregoing, no such adjustment shall cause any Award hereunder that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. Notwithstanding the foregoing, Non-Employee Directors shall be eligible for Awards as determined by the Administrator from time to time.

Section 7. Options.

(a)                                 General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)                                 Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of any Option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of a Share on the date of grant. To the extent that the Exercise Price of any Option is less than Fair Market Value of a Share on the date of grant, such Option shall be exercised no later than the 15th day of the third month following the end of the fiscal year of the Company during which such Option first becomes exercisable and if such Option is not exercised by such date, such Option shall expire as of the date set forth above.

(c)                                  Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(d)                                 Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.

(e)                                  Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)                                   Rights as Stockholder. A Participant shall have no rights to distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 13 hereof and, if requested, has given the representation described in paragraph (b) of Section 15 hereof.

(g)                                  Transfers of Options. Except as otherwise determined by the Administrator, no Option granted under the Plan shall be transferable by a Participant other than by the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of a Nonqualified Share Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.

(h)                                 Termination of Employment or Service.

(1)                                 Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary or Affiliate shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(h)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)                                 Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)                                 In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(i)                                     Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the sole discretion of the Administrator. The Administrator shall follow any applicable written policies of the Company (if any), including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

Section 8. Share Appreciation Rights.

(a)                                 General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any other Award granted under the Plan (“Related Rights”), provided that, in each case, the Shares underlying the Share Appreciation Rights are traded on an “established securities market” within the meaning of Section 409A of the Code. Related Rights may be granted either at or after the time of the grant of such Award. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made; the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Award to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)                                 Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c)                                  Exercisability.

(1)                                 Share Appreciation Rights that are Free Standing Rights (“Free Standing Share Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2)                                 Share Appreciation Rights that are Related Rights (“Related Share Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Awards to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d)                                 Payment Upon Exercise.

(1)                                 Upon the exercise of a Free Standing Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the price per Share specified in the Free Standing Share Appreciation Right (which price shall be no less than 100% of the Fair Market Value of a Share on the date of grant) multiplied by the number of Shares in respect of which the Free Standing Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(2)                                 A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Award. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Award (which price shall be no less than 100% of the Fair Market Value of a Share on the date of grant) multiplied by the number of Shares in respect of which the Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Awards that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)                                 Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash) to the extent that such settlement does not violate Section 409A of the Code.

(e)                                  Non-Transferability.

(1)                                 Free Standing Share Appreciation Rights shall be transferable only when and to the extent that an Award would be transferable under Section 7 of the Plan.

(2)                                 Related Share Appreciation Rights shall be transferable only when and to the extent that the underlying Award would be transferable under Section 7 of the Plan.

(f)                                   Termination of Employment or Service.

(1)                                 In the event of the termination of employment or service with the Company, any Subsidiary or any Affiliate of a Participant who has been granted one or more Free Standing Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2)                                 In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more Related Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Share Options.

(g)                                  Term.

(1)                                 The term of each Free Standing Share Appreciation Right shall be fixed by the Administrator, but no Free Standing Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(2)                                 The term of each Related Share Appreciation Right shall be the term of the Award to which it relates, but no Related Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 9. Restricted Shares, Deferred Shares and Performance Shares.

(a)                                 General. Awards of Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Deferred Shares or Performance Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to awards of Restricted Shares or Deferred Shares; the performance objectives applicable to awards of Restricted Shares, Deferred Shares or Performance Shares; and all other conditions of the awards of Restricted

Shares, Deferred Shares and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Deferred Shares or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her shares of Restricted Shares, Deferred Shares or Performance Shares. The provisions of the awards of Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

(b)                                 Awards and Certificates. The prospective recipient of awards of Restricted Shares, Deferred Shares or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9, (i) each Participant who is granted an award of Restricted Shares or Performance Shares shall be issued a share certificate in respect of such shares of Restricted Shares or Performance Shares (or such other appropriate evidence of ownership as determined by the Administrator); and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the share certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Shares covered by such award.

With respect to awards of Deferred Shares, at the expiration of the Restricted Period, share certificates in respect of such Deferred Shares shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Shares award.

(c)                                  Restrictions and Conditions. The awards of Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1)                                 Subject to the provisions of the Plan and the Restricted Shares Award Agreement, Deferred Shares Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Shares, Deferred Shares or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director or Consultant to the Company or any Subsidiary or Affiliate, the Participant’s death or Disability.

(2)                                 Except as may be provided in a Restricted Share Award Agreement or a Performance Share Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to awards of Deferred Shares during the Restricted Period; provided, however, that distributions declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Shares, Deferred Shares or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

(3)                                 The rights of Participants granted awards of Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director or Consultant to the Company or to any Subsidiary or Affiliate for any reason during the Restricted Period, shall be set forth in the Award Agreement.

Section 10. Other Share-Based Awards.

(a)                                 The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement, including, but not limited to, awards of LTIP Units, awards of restricted share units and awards that are valued in whole or in part by reference to Shares. Other Share-Based Awards may be granted as free-standing awards or in tandem with other Awards under the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash or other property as appropriate; provided that it determines, after consultation with its or the Company’s legal counsel and tax advisers, that such alternate settlement would be in the Company’s best interest.

(b)                                 LTIP Units may be granted as free-standing awards or in tandem with other Awards under the Plan, and may be valued by reference to the Shares, and will be subject to such other conditions and restrictions as the Administrator, in its sole discretion, may determine, including, but not limited to, continued employment or service, computation of financial metrics and/or achievement of pre-established Performance Goals and objectives. LTIP Unit awards, whether vested or unvested, may entitle the Participant to receive, currently or on a deferred or contingent basis, distributions or distribution equivalent payments with respect to the number Shares corresponding to the LTIP Unit or other distributions and the Administrator may provide in the applicable Award Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares or LTIP Units. The Administrator has the authority to determine the number of Shares underlying an award of LTIP Units in light of all applicable circumstances, including performance-based vesting conditions, or value accretion factors and conversion ratios.

(c)                                  To the extent that the Plan is subject to Section 162(m) of the Code, no payment shall be made to a “covered employee” (within the meaning of Section 162(m) of the Code) prior to the certification by the Administrator that the Performance Goals have been attained. The Administrator may establish such other rules applicable to the Other Share-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code.

Section 11. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of sections 162(m) of the Code, any rules of the stock exchange on which the Shares are traded or other applicable law. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an

Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 14. Section 409A.

Notwithstanding any provision to the contrary in this Plan, to the extent necessary to avoid the imposition of any taxes under Section 409A of the Code, no payment or distribution under this Plan that becomes payable by reason of a Participant’s termination of employment with the Company will be made to such Participant unless such Participant’s termination of employment constitutes a ‘separation from service’ (as such term is defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a Participant is a ‘specified employee’ as defined in Section 409A of the Code and, as a result of that status, any portion of the payments under this Plan would otherwise be subject to taxation pursuant to Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment until the earlier of (i) the expiration of the six (6)-month period measured from the date of such Participant’s ‘separation from service’ (within the meaning of Section 409A of the Code) or (ii) the date of such Participant’s death. Upon the expiration of the applicable Section 409A deferral period, all payments and benefits deferred pursuant to this Section 14 (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to such Participant in a lump sum as soon as practicable, but in no event later than ten (10) days following such expired period (or if the payment is being made following the Participant’s death, no later than sixty (60) days following the date of death), and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 15. General Provisions.

(a)                                 Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 The Administrator may require each Person acquiring Shares to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.

(c)                                  All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)                                 The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a stockholders’ agreement or “lock-up” agreement in such form as the Administrator shall determine is necessary or desirable to further the Company’s interests.

(e)                                  The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

Section 16. Effective Date.

The Plan became effective upon adoption by the Board on January 15, 2009 (the “Effective Date”), and approval by stockholders of the Company on January 15, 2009.

Section 17. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 18. Governing Law.

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Pierre Foods Holding Corporation, a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of              , the Individual, hereby sells, assigns and transfers to the Company, an aggregate          shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                               to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                        as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)

EXHIBIT C

Procedure for Filing a Section 83(b) Election

In order to make an election under section 83(b) of the Internal Revenue Code of 1986, as amended, a statement similar to that attached hereto should be executed by the employee.  Within thirty days after the restricted property has been transferred, one copy of this statement should be submitted to the employer and a second copy should be filed with the Internal Revenue Service Center with which the employee normally files his or her Federal income tax return.  In addition, a third copy should be attached to the employee’s Federal income tax return that is filed for the taxable year during which the restricted property is received by the employee

EXHIBIT C

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.             The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NUMBER OF SPOUSE:

TAXABLE YEAR:

2.             The property with respect to which the election is made is described as follows:         restricted shares of common stock (the “Shares”) of Pierre Foods Holding Corporation (the “Company”), each having a par value of $0.01.

3.             The date on which the property was transferred is:               .

4.             The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the Terms and Conditions of the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, the Restricted Stock Award Agreement and any other agreements between the taxpayer and the Company (the “Agreements”).  These restrictions lapse upon the satisfaction of certain conditions in such Agreements.

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5.             The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:  $               .

6.             The amount (if any) paid for such property is:  $               .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

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EXHIBIT D

In the event of the termination of the Holder’s employment with the Company for any reason, the Company shall have the right, but not the obligation, to repurchase all or any portion of the then outstanding vested equity interests held by the Holder in accordance with the terms and conditions set forth in this Exhibit D (the “Call Right”).

(a)          Right to Repurchase.  In the event that the Holder’s employment with the Company is terminated for any reason , the Company shall have the right, but not the obligation, to repurchase all or any portion of the vested equity interests held by the Holder, the Holder’s estate, successors, beneficiaries or transferees, as applicable (each a “Holder”).  The purchase price for each equity interest (“Purchase Price”) shall be equal to the Fair Market Value of such equity interest on the date the Company exercises the Call Right.  For purposes of this Call Right, “Fair Market Value” shall mean, the value per equity interest determined pursuant to a valuation made in good faith by the Board and based upon a reasonable valuation method.

(b)          Exercise of Call Right.  The Company may by giving written notice (the “Notice”) to the Holder, elect to purchase all or any portion of the vested equity interests, at the purchase price determined in accordance with subsection (a) above.

(c)          Payment.  Payment of the applicable purchase price (as determined in accordance with subsection (a) above) shall be made, at the Company’s election, in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof, within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice, provided such payment may be delayed to the extent that any financing agreement to which the Company or any of its Affiliates is a party restricts such repurchase, in which case, the payment shall be made as soon practicable following the lapse of the restriction in the applicable financing agreement; provided further that the purchase price shall bear interest at 8% per year if it is not paid within the thirty (30) days stated and from the thirty-first (31) day until paid in full.

(d)          Termination of Call Right.  In the event of an Initial Public Offering, the Call Right shall immediately terminate as to any equity interests.  For purposes of this Call Right, an “Initial Public Offering” shall mean a bona fide public offering underwritten by a nationally recognized underwriter that involves a firm commitment underwriting of at least 25% of the common stock (on a fully diluted basis) of the Company.

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